EXHIBIT 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FOURTH QUARTER AND FULL YEAR 2005

UNAUDITED

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FOURTH QUARTER AND FULL YEAR 2005

UNAUDITED

Page
Consolidated Income Statement	1 - 2
Consolidated Balance Sheet	3
Capital Ratios and Asset Quality Ratios	3
Results of Businesses
Summary of Business Results and Headcount	4 - 5
Retail Banking	6 - 9
Corporate & Institutional Banking	10 - 11
BlackRock	12 - 13
PFPC	14 - 15
Details of Net Interest Income, Net Interest Margin, and Trading Revenue	16
Efficiency Ratios	17
Average Consolidated Balance Sheet and Supplemental Average Balance Sheet Information	18-21
Details of Loans and Lending Statistics	22
Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit and Net Unfunded Commitments	23
Details of Nonperforming Assets	24-25
Glossary of Terms	26-28
Business Segment Products and Services	29

The information contained in this Financial Supplement is preliminary, unaudited and based on data available at January 19, 2006. We have reclassified certain prior period amounts included in this Financial Supplement to be consistent with the current period presentation.

See our Current Reports on Form 8-K dated September 30, 2005 and December 28, 2005 regarding changes to the presentation of results for our business segments based on our decision to reorganize our banking businesses during third quarter 2005 into two units and to align our reporting accordingly. Since that date, we have renamed our two banking business segments. Retail Banking was formerly reported as Consumer Banking, while Corporate & Institutional Banking was formerly reported as Institutional Banking. The organization of these businesses did not change in the fourth quarter of 2005.

As previously reported in our third quarter 2005 Report on Form 10-Q, in early October 2005, Market Street Funding Corporation (“Market Street”), a multi-seller asset-backed commercial paper conduit owned by an independent third party, was restructured. As a result, Market Street was deconsolidated from our Consolidated Balance Sheet effective October 17, 2005. This deconsolidation is reflected in the information contained in this Financial Supplement. We had previously consolidated Market Street under the provisions of FIN 46R effective July 1, 2003.

This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our SEC filings.

The period-end headcount statistics disclosed in this Financial Supplement for each business segment reflect staff directly employed by the respective business segment and exclude corporate and shared services employees.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Consolidated Income Statement (Unaudited)

For the year ended - in millions, except per share data	December 31 2005	December 31 2004	December 31 2003
Interest Income
Loans	$2,669	$2,043	$1,962
Securities available for sale and held to maturity	822	568	581
Other	243	141	169

Total interest income	3,734	2,752	2,712

Interest Expense
Deposits	981	484	457
Borrowed funds	599	299	259

Total interest expense	1,580	783	716

Net interest income	2,154	1,969	1,996
Provision for credit losses	21	52	177

Net interest income less provision for credit losses	2,133	1,917	1,819

Noninterest Income
Asset management	1,443	994	861
Fund servicing	870	817	762
Service charges on deposits	273	252	239
Brokerage	225	219	184
Consumer services	287	264	251
Corporate services	511	493	506
Equity management gains (losses)	96	67	(25)
Net securities gains (losses)	(41)	55	116
Trading	157	113	127
Other	341	289	236

Total noninterest income	4,162	3,563	3,257

Noninterest Expense
Compensation	2,061	1,755	1,480
Employee benefits	332	309	324
Net occupancy	313	267	282
Equipment	296	290	276
Marketing	106	87	64
Other	1,209	1,027	1,050

Total noninterest expense	4,317	3,735	3,476

Income before minority and noncontrolling interests and income taxes	1,978	1,745	1,600
Minority and noncontrolling interests in income of consolidated entities	49	10	32
Income taxes	604	538	539

Income before cumulative effect of accounting change	1,325	1,197	1,029

Cumulative effect of accounting change (less applicable income tax benefit of $14)			(28)

Net income	$1,325	$1,197	$1,001

Earnings Per Common Share
Before cumulative effect of accounting change
Basic	$4.63	$4.25	$3.68
Diluted	$4.55	$4.21	$3.65
From net income
Basic	$4.63	$4.25	$3.58
Diluted	$4.55	$4.21	$3.55

Average Common Shares Outstanding
Basic	286	281	280
Diluted	290	284	281

Noninterest income to total revenue	66%	64%	62%

Effective tax rate (a)	30.5%	30.8%	33.7%

(a)	The decrease in the effective tax rate for 2005 compared with 2004 was principally caused by the $45 million impact of the reversal of certain deferred tax liabilities in connection with the transfer of our ownership interest in BlackRock from PNC Bank, National Association to our intermediate bank holding company, PNC Bancorp, Inc. See our first quarter 2005 Quarterly Report on Form 10-Q for additional information.

The decrease in the effective tax rate in 2004 compared with 2003 reflected reduced state and local tax expense due to tax benefits of $18 million recorded in 2004 in connection with New York state and city audits (principally associated with BlackRock), and a $14 million reduction in income tax expense following our determination in the third quarter of 2004 that we no longer required an income tax reserve related to bank-owned life insurance.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Consolidated Income Statement (Unaudited)

For the three months ended - in millions, except per share data	December 31 2005	September 30 2005	June 30 2005	March 31 2005	December 31 2004
Interest Income
Loans	$727	$718	$646	$578	$547
Securities available for sale and held to maturity	233	219	198	172	154
Other	74	58	57	54	42

Total interest income	1,034	995	901	804	743

Interest Expense
Deposits	305	270	224	182	152
Borrowed funds	174	166	143	116	88

Total interest expense	479	436	367	298	240

Net interest income	555	559	534	506	503
Provision for (recoveries of) credit losses	24	16	(27)	8	19

Net interest income less provision for credit losses	531	543	561	498	484

Noninterest Income
Asset management	431	364	334	314	256
Fund servicing	213	218	219	220	209
Service charges on deposits	74	73	67	59	65
Brokerage	57	56	57	55	53
Consumer services	72	75	74	66	68
Corporate services	146	132	122	111	124
Equity management gains	16	36	12	32	9
Net securities gains (losses)	(4)	(2)	(26)	(9)	10
Trading	49	47	11	50	44
Other	97	114	55	75	66

Total noninterest income	1,151	1,113	925	973	904

Noninterest Expense
Compensation	556	545	481	479	452
Employee benefits	77	86	86	83	82
Net occupancy	82	86	72	73	64
Equipment	75	73	74	74	74
Marketing	31	30	25	20	24
Other	305	336	298	270	253

Total noninterest expense	1,126	1,156	1,036	999	949

Income before minority and noncontrolling interests and income taxes	556	500	450	472	439
Minority and noncontrolling interests in income of consolidated entities	20	14	9	6	5
Income taxes	181	152	159	112	127

Net income	$355	$334	$282	$354	$307

Earnings Per Common Share
Basic	$1.22	$1.16	$.99	$1.26	$1.09
Diluted	$1.20	$1.14	$.98	$1.24	$1.08

Average Common Shares Outstanding
Basic	290	289	285	281	281
Diluted	294	292	288	284	283

Noninterest income to total revenue	67%	67%	63%	66%	64%

Effective tax rate (a)	32.6%	30.4%	35.3%	23.7%	28.9%

(a)	The fourth quarter 2005 effective tax rate reflects tax benefits from contributing BlackRock stock to the PNC Foundation and increasing the amount of dividends repatriated by PFPC from its foreign operations.

The decrease in the third quarter 2005 effective tax rate was principally caused by a decrease in the tax rate at PFPC resulting from changes in the way income is apportioned for state tax purposes; the effect of contributing BlackRock stock to the PNC Foundation; and adjustments related to the completion of PNC’s 2004 federal income tax return.

The second quarter 2005 effective tax rate reflects a $6 million increase in deferred taxes related to the Riggs acquisition.

The first quarter 2005 effective tax rate reflects the $45 million impact of the reversal of certain deferred tax liabilities in connection with the transfer of our ownership interest in BlackRock from PNC Bank, National Association to our intermediate bank holding company, PNC Bancorp, Inc. See our first quarter 2005 Quarterly Report on Form 10-Q for additional information.

The fourth quarter 2004 effective tax rate reflects a $10 million income tax benefit resulting from the release of reserves allocated to BlackRock’s New York City tax liability due to the receipt of a favorable preliminary audit finding for the tax years 1998 through 2000 and $10 million in other tax benefits resulting from resolving refund claims and other miscellaneous items.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Consolidated Balance Sheet (Unaudited)

In millions, except par value	December 31 2005	September 30 2005	June 30 2005	March 31 2005	December 31 2004
Assets
Cash and due from banks	$3,518	$3,474	$3,442	$2,908	$3,230
Federal funds sold and resale agreements	350	907	89	1,252	1,635
Other short-term investments, including trading securities	2,543	2,553	2,203	2,354	1,848
Loans held for sale	2,449	2,377	2,275	2,067	1,670
Securities available for sale and held to maturity	20,710	20,658	20,437	18,449	16,761
Loans, net of unearned income of $835, $856, $847, $872 and $902	49,101	50,510	49,317	44,674	43,495
Allowance for loan and lease losses	(596)	(634)	(628)	(600)	(607)

Net loans	48,505	49,876	48,689	44,074	42,888
Goodwill	3,619	3,470	3,418	2,976	3,001
Other intangible assets	847	755	752	613	354
Other	9,428	9,171	9,489	8,666	8,336

Total assets	$91,969	$93,241	$90,794	$83,359	$79,723

Liabilities
Deposits
Noninterest-bearing	$14,988	$14,099	$13,751	$12,808	$12,915
Interest-bearing	45,287	46,115	44,922	42,361	40,354

Total deposits	60,275	60,214	58,673	55,169	53,269
Borrowed funds
Federal funds purchased	4,128	1,477	2,701	995	219
Repurchase agreements	1,691	2,054	2,042	2,077	1,376
Bank notes and senior debt	3,875	3,475	2,920	3,662	2,383
Subordinated debt	4,469	4,506	4,105	3,988	4,050
Commercial paper	10	3,447	3,998	2,381	2,251
Other borrowed funds	2,724	3,415	2,440	1,411	1,685

Total borrowed funds	16,897	18,374	18,206	14,514	11,964
Allowance for unfunded loan commitments and letters of credit	100	79	84	78	75
Accrued expenses	2,770	2,637	2,358	2,288	2,406
Other	2,759	3,025	2,723	3,199	4,032

Total liabilities	82,801	84,329	82,044	75,248	71,746

Minority and noncontrolling interests in consolidated entities	605	595	507	532	504

Shareholders’ Equity
Preferred stock (a)
Common stock - $5 par value
Authorized 800 shares, issued 353 shares	1,764	1,764	1,764	1,764	1,764
Capital surplus	1,358	1,358	1,353	1,275	1,265
Retained earnings	9,023	8,814	8,626	8,485	8,273
Deferred compensation expense	(59)	(64)	(70)	(42)	(51)
Accumulated other comprehensive loss	(267)	(200)	(41)	(175)	(54)
Common stock held in treasury at cost: 60, 62, 62, 70 and 70 shares	(3,256)	(3,355)	(3,389)	(3,728)	(3,724)

Total shareholders’ equity	8,563	8,317	8,243	7,579	7,473

Total liabilities, minority and noncontrolling interests, and shareholders’ equity	$91,969	$93,241	$90,794	$83,359	$79,723

CAPITAL RATIOS
Tier 1 Risk-based (b)	8.4%	8.4%	8.3%	8.7%	9.0%
Total Risk-based (b)	12.2	12.5	11.9	12.6	13.0
Leverage (b)	7.2	7.1	7.2	7.3	7.6
Tangible common equity	5.0	4.9	5.0	5.3	5.7
Common shareholders’ equity to assets	9.30	8.91	9.07	9.08	9.36

ASSET QUALITY RATIOS
Nonperforming assets to loans, loans held for sale and foreclosed assets	.42%	.29%	.32%	.35%	.39%
Nonperforming loans to loans	.39	.25	.27	.29	.33
Net charge-offs to average loans (For the three months ended) (c)	.33	.12	(.32)	.11	.13
Allowance for loan and lease losses to loans	1.21	1.26	1.27	1.34	1.40
Allowance for loan and lease losses to nonperforming loans	314	499	476	458	424

(a)	Less than $.5 million at each date.
(b)	Estimated for December 31, 2005.
(c)	This ratio for the three months ended June 30, 2005 reflects the impact of a $53 million loan recovery during that quarter. Excluding the impact of this recovery, the ratio of net charge-offs to average loans for the second quarter of 2005 would have been .13%.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Summary of Business Results and Headcount (Unaudited)

Year ended – dollars in millions (a)	December 31 2005	December 31 2004
Earnings
Retail Banking	$682	$610
Corporate & Institutional Banking	480	443
BlackRock	234	143
PFPC	104	70

Total business segment earnings	1,500	1,266
Minority interest in income of BlackRock	(71)	(42)
Other	(104)	(27)

Total consolidated net income	$1,325	$1,197

Revenue (b)
Retail Banking	$2,857	$2,694
Corporate & Institutional Banking	1,341	1,271
BlackRock	1,191	725
PFPC	889	814

Total business segment revenue	6,278	5,504
Other	71	48

Total consolidated revenue	$6,349	$5,552

(a)	This summary also serves as a reconciliation of total earnings and revenue for all business segments to total consolidated earnings and revenue. See our Current Reports on Form 8-K dated September 30, 2005 and December 28, 2005 and our third quarter 2005 Form 10-Q regarding changes to the presentation of results for our business segments. Our business segment information is presented based on our management accounting practices and our management structure. We refine our methodologies from time to time as our management accounting practices are enhanced and our businesses and management structure change.
(b)	Business segment revenue is presented on a taxable-equivalent basis. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than a taxable investment. To provide more meaningful comparisons of yields and margins for all earning assets, we have increased the interest income earned on tax-exempt assets to make them fully equivalent to other taxable interest income investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) on the Consolidated Income Statement. The following is a reconciliation of total consolidated revenue on a book (GAAP) basis to total consolidated revenue on a taxable-equivalent basis (in millions):

	December 31 2005	December 31 2004
Total consolidated revenue, book (GAAP) basis	$6,316	$5,532
Taxable-equivalent adjustment	33	20

Total consolidated revenue, taxable-equivalent basis	$6,349	$5,552

	December 31 2005	December 31 2004
Period-end Headcount
Retail Banking	11,703	11,800
Corporate & Institutional Banking	3,050	2,974
BlackRock	2,151	1,142
PFPC	4,391	4,460
Other	2,298	2,366

Total full-time headcount	23,593	22,742
Total part-time headcount	1,755	1,476

Total headcount	25,348	24,218

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Summary of Business Results and Headcount (Unaudited)

Three months ended – dollars in millions (a)	December 31 2005	September 30 2005	June 30 2005	March 31 2005	December 31 2004
Earnings
Retail Banking	$195	$176	$162	$149	$167
Corporate & Institutional Banking	108	118	144	110	108
BlackRock	73	61	53	47	50
PFPC	29	28	24	23	20

Total business segment earnings	405	383	383	329	345
Minority interest in income of BlackRock	(22)	(19)	(16)	(14)	(15)
Other	(28)	(30)	(85)	39	(23)

Total consolidated net income	$355	$334	$282	$354	$307

Revenue (b)
Retail Banking	$752	$737	$708	$660	$688
Corporate & Institutional Banking	359	347	323	312	333
BlackRock	369	301	271	250	188
PFPC	217	221	221	230	209

Total business segment revenue	1,697	1,606	1,523	1,452	1,418
Other	22	73	(57)	33	(5)

Total consolidated revenue	$1,719	$1,679	$1,466	$1,485	$1,413

(a)	See note (a) on page 4.
(b)	See note (b) on page 4. The following is a reconciliation of total consolidated revenue on a book (GAAP) basis to total consolidated revenue on a taxable-equivalent basis (in millions):

	December 31 2005	September 30 2005	June 30 2005	March 31 2005	December 31 2004
Total consolidated revenue, book (GAAP) basis	$1,706	$1,672	$1,459	$1,479	$1,407
Taxable-equivalent adjustment	13	7	7	6	6

Total consolidated revenue, taxable-equivalent basis	$1,719	$1,679	$1,466	$1,485	$1,413

	December 31 2005	September 30 2005	June 30 2005	March 31 2005	December 31 2004
Period-end Headcount
Retail Banking	11,703	11,963	12,241	11,779	11,800
Corporate & Institutional Banking	3,050	2,913	2,995	2,961	2,974
BlackRock	2,151	2,145	2,141	1,999	1,142
PFPC	4,391	4,457	4,599	4,549	4,460
Other	2,298	2,333	2,421	2,352	2,366

Total full-time headcount	23,593	23,811	24,397	23,640	22,742
Total part-time headcount	1,755	1,558	1,477	1,449	1,476

Total headcount	25,348	25,369	25,874	25,089	24,218

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Retail Banking (Unaudited)

Year ended Taxable-equivalent basis (a) Dollars in millions	December 31 2005	December 31 2004
INCOME STATEMENT
Net interest income	$1,582	$1,471
Noninterest income
Asset management	337	317
Service charges on deposits	265	243
Brokerage	217	215
Consumer services	254	238
Other	202	210

Total noninterest income	1,275	1,223

Total revenue	2,857	2,694
Provision for credit losses	52	61
Noninterest expense
Compensation and employee benefits	823	819
Net occupancy and equipment	316	306
Other	576	546

Total noninterest expense	1,715	1,671

Pretax earnings	1,090	962
Income taxes	408	352

Earnings	$682	$610

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$13,351	$11,625
Indirect	936	843
Other	1,195	1,231

Total consumer	15,482	13,699
Commercial	5,094	4,468
Floor plan	975	970
Residential mortgage	1,405	888
Other	261	291

Total loans	23,217	20,316
Goodwill	1,331	1,155
Loans held for sale	1,553	1,183
Other assets	1,761	1,842

Total assets	$27,862	$24,496

Deposits
Noninterest-bearing demand	$7,639	$7,040
Interest-bearing demand	7,946	7,636
Money market	13,635	13,143

Total transaction deposits	29,220	27,819
Savings	2,574	2,640
Certificates of deposit	11,494	8,966

Total deposits	43,288	39,425
Other liabilities	392	521
Capital	2,852	2,687

Total funds	$46,532	$42,633

PERFORMANCE RATIOS
Return on average capital	24%	23%
Noninterest income to total revenue	45	45
Efficiency, GAAP basis	60	62
Efficiency, as adjusted (b)	58	60

(a)	See notes (a) and (b) on page 4.
(b)	See page 17 for a reconciliation of the efficiency ratio, as adjusted, to the efficiency ratio on a GAAP basis.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Retail Banking (Unaudited) (Continued)

Year ended Dollars in millions except as noted	December 31 2005	December 31 2004
OTHER INFORMATION (a)
Credit-related statistics:
Nonperforming assets (b)	$90	$100
Net charge-offs	$53	$64
Average loans	$23,217	$20,316
Net charge-off ratio	.23%	.32%

Home equity portfolio credit statistics:
% of first lien positions	46%	50%
Weighted average loan-to-value ratios	68%	69%
Weighted average FICO scores	728	717
Loans 90 days past due	.21%	.21%

Checking-related statistics:
Retail Bank checking relationships	1,934,000	1,762,000
Consumer DDA households using online banking	855,000	717,000
% of consumer DDA households using online banking	49%	45%
Consumer DDA households using online bill payment	205,000	113,000
% of consumer DDA households using online bill payment	12%	7%

Small business deposits:
Noninterest-bearing demand	$4,353	$4,006
Interest-bearing demand	1,560	1,605
Money market	2,849	2,711
Certificates of deposit	412	312

Brokerage statistics:
Margin loans	$217	$254
Financial consultants (c)	779	814
Full service brokerage offices	100	98
Brokerage account assets (in billions)	$42	$40

Other statistics:
Gains on sales of education loans (d)	$19	$30
Period-end full-time headcount	11,703	11,800
Period-end part-time headcount	1,413	1,154
ATMs	3,721	3,581
Branches (e)	839	776

ASSETS UNDER ADMINISTRATION (in billions) (f)
Assets under management
Personal	$40	$41
Institutional	9	9

Total	$49	$50

Asset Type
Equity	$31	$30
Fixed income	12	14
Liquidity/Other	6	6

Total	$49	$50

Nondiscretionary assets under administration
Personal	$27	$29
Institutional	57	64

Total	$84	$93

Asset Type
Equity	$33	$32
Fixed income	24	33
Liquidity/Other	27	28

Total	$84	$93

(a)	Presented as of period-end, except for average loans, net charge-offs, net charge-off ratio, gains on sales of education loans, and small business deposits.
(b)	During the first quarter of 2004, management changed its policy for recognizing charge-offs on smaller nonperforming commercial loans. This change resulted in the recognition of an additional $24 million of gross charge-offs for the first quarter of 2004.
(c)	Financial consultants provide services in full service brokerage offices and PNC traditional branches.
(d)	Included in “Noninterest income-Other” on page 6.
(e)	Excludes certain satellite branches that provide limited products and service hours.
(f)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Retail Banking (Unaudited)

Three months ended Taxable-equivalent basis (a) Dollars in millions	December 31 2005	September 30 2005	June 30 2005	March 31 2005	December 31 2004
INCOME STATEMENT
Net interest income	$414	$404	$395	$369	$373
Noninterest income
Asset management	86	87	83	81	79
Service charges on deposits	72	71	65	57	62
Brokerage	54	54	56	53	52
Consumer services	65	66	64	59	61
Other	61	55	45	41	61

Total noninterest income	338	333	313	291	315

Total revenue	752	737	708	660	688
Provision for credit losses	9	14	15	14	13
Noninterest expense
Compensation and employee benefits	199	212	211	201	209
Net occupancy and equipment	80	81	79	76	74
Other	152	148	144	132	129

Total noninterest expense	431	441	434	409	412

Pretax earnings	312	282	259	237	263
Income taxes	117	106	97	88	96

Earnings	$195	$176	$162	$149	$167

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$13,751	$13,570	$13,267	$12,803	$12,562
Indirect	980	952	917	892	881
Other	1,264	1,205	1,171	1,141	1,194

Total consumer	15,995	15,727	15,355	14,836	14,637
Commercial	5,282	5,235	5,033	4,821	4,631
Floor plan	936	903	1,050	1,013	961
Residential mortgage	1,716	1,789	1,326	776	817
Other	244	247	269	280	284

Total loans	24,173	23,901	23,033	21,726	21,330
Goodwill	1,467	1,458	1,248	1,144	1,153
Loans held for sale	1,802	1,602	1,455	1,345	1,221
Other assets	1,871	1,827	1,710	1,634	1,710

Total assets	$29,313	$28,788	$27,446	$25,849	$25,414

Deposits
Noninterest-bearing demand	$7,925	$7,891	$7,529	$7,200	$7,373
Interest-bearing demand	8,095	8,044	7,929	7,710	7,758
Money market	14,399	14,042	13,175	12,902	12,795

Total transaction deposits	30,419	29,977	28,633	27,812	27,926
Savings	2,309	2,516	2,712	2,766	2,762
Certificates of deposit	12,671	11,996	11,107	10,171	9,634

Total deposits	45,399	44,489	42,452	40,749	40,322
Other liabilities	392	370	396	408	463
Capital	2,965	2,919	2,774	2,748	2,717

Total funds	$48,756	$47,778	$45,622	$43,905	$43,502

PERFORMANCE RATIOS
Return on average capital	26%	24%	23%	22%	24%
Noninterest income to total revenue	45	45	44	44	46
Efficiency, GAAP basis	57	60	61	62	60
Efficiency, as adjusted (b)	55	58	59	60	58

(a)	See notes (a) and (b) on pages 4 and 5.
(b)	See page 17 for a reconciliation of the efficiency ratio, as adjusted, to the efficiency ratio on a GAAP basis.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Retail Banking (Unaudited) (Continued)

Three months ended Dollars in millions except as noted	December 31 2005	September 30 2005	June 30 2005	March 31 2005	December 31 2004
OTHER INFORMATION (a)
Credit-related statistics:
Nonperforming assets	$90	$87	$84	$93	$100
Net charge-offs	$12	$11	$16	$14	$11
Average loans	$24,173	$23,901	$23,033	$21,726	$21,330
Annualized net charge-off ratio	.20%	.18%	.28%	.26%	.21%

Home equity portfolio credit statistics:
% of first lien positions	46%	47%	48%	50%	50%
Weighted average loan-to-value ratios	68%	70%	70%	69%	69%
Weighted average FICO scores	728	721	720	717	717
Loans 90 days past due	.21%	.18%	.18%	.19%	.21%

Checking-related statistics:
Retail Bank checking relationships	1,934,000	1,921,000	1,882,000	1,782,000	1,762,000
Consumer DDA households using online banking	855,000	830,000	793,000	748,000	717,000
% of consumer DDA households using online banking	49%	48%	47%	47%	45%
Consumer DDA households using online bill payment	205,000	188,000	167,000	132,000	113,000
% of consumer DDA households using online bill payment	12%	11%	10%	8%	7%

Small business deposits:
Noninterest-bearing demand	$4,555	$4,499	$4,267	$4,086	$4,203
Interest-bearing demand	1,656	1,547	1,478	1,556	1,764
Money market	2,941	3,045	2,774	2,630	2,836
Certificates of deposit	530	410	353	352	318

Brokerage statistics:
Margin loans	$217	$223	$218	$249	$254
Financial consultants (b)	779	784	789	783	814
Full service brokerage offices	100	99	98	96	98
Brokerage account assets (in billions)	$42	$42	$41	$39	$40

Other statistics:
Gains on sales of education loans (c)	$4	$11	$3	$1	$13
Period-end full-time headcount	11,703	11,963	12,241	11,779	11,800
Period-end part-time headcount	1,413	1,264	1,146	1,105	1,154
ATMs	3,721	3,770	3,788	3,610	3,581
Branches (d)	839	830	827	772	776

ASSETS UNDER ADMINISTRATION (in billions) (e)
Assets under management
Personal	$40	$41	$41	$40	$41
Institutional	9	9	9	9	9

Total	$49	$50	$50	$49	$50

Asset Type
Equity	$31	$31	$31	$30	$30
Fixed income	12	13	13	13	14
Liquidity/Other	6	6	6	6	6

Total	$49	$50	$50	$49	$50

Nondiscretionary assets under administration
Personal	$27	$27	$26	$29	$29
Institutional	57	58	59	63	64

Total	$84	$85	$85	$92	$93

Asset Type
Equity	$33	$32	$31	$32	$32
Fixed income	24	25	26	32	33
Liquidity/Other	27	28	28	28	28

Total	$84	$85	$85	$92	$93

(a)	Presented as of period-end, except for average loans, net charge-offs, annualized net charge-off ratio, gains on sales of education loans, and small business deposits.
(b)	Financial consultants provide services in full service brokerage offices and PNC traditional branches.
(c)	Included in “Noninterest income-Other” on page 8.
(d)	Excludes certain satellite branches that provide limited products and service hours.
(e)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Corporate & Institutional Banking (Unaudited)

Year ended Taxable-equivalent basis (a) Dollars in millions except as noted	December 31 2005	December 31 2004
INCOME STATEMENT
Net interest income	$732	$698
Noninterest income
Net commercial mortgage banking
Net gains on loan sales	61	50
Servicing and other fees, net of amortization	62	47
Net gains on institutional loans held for sale	7	52
Other	479	424

Noninterest income	609	573

Total revenue	1,341	1,271
Provision for (recoveries of) credit losses	(30)	5
Noninterest expense	706	671

Pretax earnings	665	595
Noncontrolling interests in income of consolidated entities	(42)	(43)
Income taxes	227	195

Earnings	$480	$443

AVERAGE BALANCE SHEET
Loans
Corporate banking (b)	$10,656	$9,865
Commercial real estate	2,289	1,834
Commercial - real estate related	2,055	1,631
Asset-based lending	4,203	3,803

Total loans (b)	19,203	17,133
Loans held for sale	752	470
Other assets	5,952	4,470

Total assets	$25,907	$22,073

Deposits	$9,382	$7,527
Commercial paper (c)	1,838	1,889
Other liabilities	3,946	3,433
Capital	1,724	1,672

Total funds	$16,890	$14,521

PERFORMANCE RATIOS
Return on average capital	28%	26%
Noninterest income to total revenue	45	45
Efficiency	53	53
COMMERCIAL MORTGAGE SERVICING PORTFOLIO (in billions)
Beginning of period	$98	$83
Acquisitions/additions	74	41
Repayments/transfers	(36)	(26)

End of period	$136	$98

OTHER INFORMATION
Consolidated revenue from: (d)
Treasury Management	$410	$373
Capital Markets	$175	$140
Midland Loan Services	$131	$108
Equipment Leasing	$69	$84
Total loans (e)	$18,817	$17,959
Nonperforming assets (e)	$124	$71
Net charge-offs (recoveries)	$(23)	$49
Period-end full-time headcount	3,050	2,974
Net carrying amount of commercial mortgage servicing rights (e)	$344	$242

(a)	See notes (a) and (b) on page 4.
(b)	Includes lease financing and Market Street. Market Street was deconsolidated from our Consolidated Balance Sheet effective October 17, 2005.
(c)	Includes Market Street. See Supplemental Average Balance Sheet Information on pages 18 through 21.
(d)	Represents consolidated PNC amounts.
(e)	Presented as of period-end.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Corporate & Institutional Banking (Unaudited)

Three months ended Taxable-equivalent basis (a) Dollars in millions except as noted	December 31 2005	September 30 2005	June 30 2005	March 31 2005	December 31 2004
INCOME STATEMENT
Net interest income	$182	$192	$182	$176	$183
Noninterest income
Net commercial mortgage banking
Net gains on loan sales	13	21	18	9	20
Servicing and other fees, net of amortization	17	16	15	14	12
Other	147	118	108	113	118

Noninterest income	177	155	141	136	150

Total revenue	359	347	323	312	333
Provision for (recoveries of) credit losses	23	(1)	(48)	(4)	9
Noninterest expense	184	187	168	167	181

Pretax earnings	152	161	203	149	143
Noncontrolling interests in income of consolidated entities	(6)	(14)	(11)	(11)	(11)
Income taxes	50	57	70	50	46

Earnings	$108	$118	$144	$110	$108

AVERAGE BALANCE SHEET
Loans
Corporate banking (b)	$9,829	$11,436	$10,940	$10,417	$10,139
Commercial real estate	2,620	2,580	2,139	1,807	1,824
Commercial - real estate related	2,202	2,139	2,090	1,782	1,743
Asset-based lending	4,227	4,227	4,303	4,050	3,976

Total loans (b)	18,878	20,382	19,472	18,056	17,682
Loans held for sale	923	789	694	598	555
Other assets	6,280	6,073	6,014	5,430	4,514

Total assets	$26,081	$27,244	$26,180	$24,084	$22,751

Deposits	$10,129	$9,535	$9,165	$8,683	$8,536
Commercial paper (c)	514	2,553	2,168	2,127	1,954
Other liabilities	4,160	3,840	4,005	3,777	3,395
Capital	1,787	1,743	1,671	1,692	1,590

Total funds	$16,590	$17,671	$17,009	$16,279	$15,475

PERFORMANCE RATIOS
Return on average capital	24%	27%	35%	26%	27%
Noninterest income to total revenue	49	45	44	44	45
Efficiency	51	54	52	54	54
COMMERCIAL MORTGAGE SERVICING PORTFOLIO (in billions)
Beginning of period	$126	$119	$105	$98	$93
Acquisitions/additions	21	18	21	14	12
Repayments/transfers	(11)	(11)	(7)	(7)	(7)

End of period	$136	$126	$119	$105	$98

OTHER INFORMATION
Consolidated revenue from: (d)
Treasury Management	$105	$105	$103	$97	$99
Capital Markets	$62	$42	$29	$42	$44
Midland Loan Services	$37	$35	$29	$30	$27
Equipment Leasing	$17	$16	$18	$18	$21
Total loans (e)	$18,817	$21,084	$20,726	$18,595	$17,959
Nonperforming assets (e)	$124	$67	$77	$65	$71
Net charge-offs (recoveries)	$28	$5	$(54)	$(2)	$3
Period-end full-time headcount	3,050	2,913	2,995	2,961	2,974
Net carrying amount of commercial mortgage servicing rights (e)	$344	$297	$276	$258	$242

(a)	See notes (a) and ( b) on pages 4 and 5.
(b)	Includes lease financing and Market Street. Market Street was deconsolidated from our Consolidated Balance Sheet effective October 17, 2005.
(c)	Includes Market Street. See Supplemental Average Balance Sheet Information on pages 18 through 21.
(d)	Represents consolidated PNC amounts.
(e)	Presented as of period-end.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

BlackRock (Unaudited) (a)

Year ended Taxable-equivalent basis (a) Dollars in millions except as noted	December 31 2005	December 31 2004
INCOME STATEMENT
Investment advisory and administrative fees	$1,018	$633
Other income	173	92

Total revenue	1,191	725
Operating expense	748	423
Operating expense - LTIP expense	59	104
Fund administration and servicing costs	43	32

Total expense	850	559

Operating income	341	166
Nonoperating income	38	36

Pretax earnings	379	202
Minority interest	3	5
Income taxes	142	54

Earnings	$234	$143

PERIOD-END BALANCE SHEET
Goodwill and other intangible assets	$484	$184
Other assets	1,364	961

Total assets	$1,848	$1,145

Liabilities and minority interest	$926	$377
Stockholders’ equity	922	768

Total liabilities and stockholders’ equity	$1,848	$1,145

PERFORMANCE DATA
Return on average equity	28%	19%
Operating margin (b)	36	38
Diluted earnings per share	$3.50	$2.17

ASSETS UNDER MANAGEMENT (in billions) (period end)
Separate accounts
Fixed income	$280	$216
Cash management	7	7
Cash management - securities lending	5	7
Equity	21	10
Alternative investment products	25	8

Total separate accounts	338	248
Mutual funds (c)
Fixed income	25	25
Cash management	74	64
Equity	16	5

Total mutual funds	115	94

Total assets under management	$453	$342

OTHER INFORMATION
Period-end full-time headcount	2,151	1,142

(a)     See notes (a) and (b) on page 4.

(b)     Calculated as operating income excluding the LTIP expense, SSRM acquisition costs, appreciation on Rabbi trust assets related to BlackRock’s deferred compensation plans, and the Trepp LLC bonus divided by total revenue less reimbursable property management compensation and fund administration and servicing costs. The following is a reconciliation of this presentation to operating margin calculated on a GAAP basis (operating income divided by total revenue) in millions:

Operating income (loss), GAAP basis	$341	$166
Add back: LTIP expense	59	104
Less: portion of LTIP to be funded by BlackRock	(10)	(19)
Add back: SSRM acquisition costs	9	1
Add back: Appreciation on assets related to deferred compensation plans	10	4
Add back: Trepp LLC bonus		7

Operating income, as adjusted	$409	$263

Total revenue, GAAP basis	$1,191	$725
Less: reimbursable property management compensation	23
Less: fund administration and servicing costs	43	32

Revenue used for operating margin calculation, as reported	$1,125	$693

Operating margin, GAAP basis	29%	23%
Operating margin, as adjusted	36%	38%

We believe that operating margin, as adjusted, is an effective indicator of management’s ability to, and useful to management in deciding how to, effectively employ BlackRock’s resources and, as such, provides useful disclosure to investors. The portion of the LTIP expense associated with awards to be met by the distribution to the LTIP participants of shares of BlackRock stock currently held by PNC has been excluded from operating income because, exclusive of the impact related to LTIP participants’ options, these charges will not impact BlackRock’s book value. SSRM acquisition costs consist of certain compensation costs and professional fees. Compensation cost reflected in this amount represents direct incentives related to alternative product performance fees generated in 2004 by SSRM employees, assumed in conjunction with the acquisition and settled by BlackRock with no future service requirement. Compensation expense associated with appreciation on assets related to BlackRock’s deferred compensation plans has been excluded because investment returns on these assets reported in nonoperating income results in a nominal impact on net income. We have excluded fund administration and servicing costs from the operating margin calculation because these costs fluctuate based on the discretion of a third party. Reimbursable property management compensation represents compensation and benefits paid to certain BlackRock Realty Advisors, Inc. (“Realty”) personnel. These employees are retained on Realty’s payroll when properties are acquired by Realty’s clients. The related compensation and benefits are fully reimbursed by Realty’s clients and have been excluded from revenue used for operating margin measurement, as adjusted, because they bear no economic cost to BlackRock. We have excluded the impact on operating margin of the incentive compensation recognized during the second quarter of 2004 related to the gain on the sale of BlackRock’s interest in Trepp LLC as such expense is not indicative of the ongoing level of incentive compensation for BlackRock.

(c)	Includes BlackRock Funds, BlackRock Liquidity Funds, BlackRock Closed End Funds, Short Term Investment Fund and BlackRock Global Series Funds.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

BlackRock (Unaudited) (a)

Three months ended Taxable-equivalent basis (a) Dollars in millions except as noted	December 31 2005	September 30 2005	June 30 2005	March 31 2005	December 31 2004
INCOME STATEMENT
Investment advisory and administrative fees	$320	$255	$231	$212	$163
Other income	49	46	40	38	25

Total revenue	369	301	271	250	188
Operating expense	230	195	163	161	112
Operating expense - LTIP expense	15	14	16	14	13
Fund administration and servicing costs	11	12	10	9	7

Total expense	256	221	189	184	132

Operating income	113	80	82	66	56
Nonoperating income	6	19	5	8	8

Pretax earnings	119	99	87	74	64
Minority interest	1	1	1		1
Income taxes	45	37	33	27	13

Earnings	$73	$61	$53	$47	$50

PERIOD-END BALANCE SHEET
Goodwill and other intangible assets	$484	$492	$500	$444	$184
Other assets	1,364	1,181	1,063	1,050	961

Total assets	$1,848	$1,673	$1,563	$1,494	$1,145

Liabilities and minority interest	$926	$806	$709	$648	$377
Stockholders’ equity	922	867	854	846	768

Total liabilities and stockholders’ equity	$1,848	$1,673	$1,563	$1,494	$1,145

PERFORMANCE DATA
Return on average equity	32%	28%	25%	24%	26%
Operating margin (b)	36	35	37	38	38
Diluted earnings (loss) per share	$1.09	$.92	$.80	$.70	$.75

ASSETS UNDER MANAGEMENT (in billions) (period end)
Separate accounts
Fixed income	$280	$265	$258	$240	$216
Cash management	7	8	8	7	7
Cash management - securities lending	5	6	7	7	7
Equity	21	20	19	19	10
Alternative investment products	25	25	23	19	8

Total separate accounts	338	324	315	292	248
Mutual funds (c)
Fixed income	25	25	26	25	25
Cash management	74	63	60	60	64
Equity	16	16	13	14	5

Total mutual funds	115	104	99	99	94

Total assets under management	$453	$428	$414	$391	$342

OTHER INFORMATION
Period-end full-time headcount	2,151	2,145	2,141	1,999	1,142

(a)     See notes (a) and (b) on pages 4 and 5.

(b)     Calculated as operating income excluding the LTIP expense, SSRM acquisition costs, and appreciation on Rabbi trust assets related to BlackRock’s deferred compensation plans divided by total revenue less reimbursable property management compensation and fund administration and servicing costs. The following is a reconciliation of this presentation to operating margin calculated on a GAAP basis (operating income divided by total revenue) in millions:

Operating income (loss), GAAP basis	$113	$80	$82	$66	$56
Add back: LTIP expense	15	14	16	14	13
Less: portion of LTIP to be funded by BlackRock	(2)	(2)	(4)	(2)	(2)
Add back: SSRM acquisition costs				9
Add back: Appreciation on assets related to deferred compensation plans		8		2	2

Operating income, as adjusted	$126	$100	$94	$89	$69

Total revenue, GAAP basis	$369	$301	$271	$250	$188
Less: reimbursable property management compensation	6	7	6	4
Less: fund administration and servicing costs	12	12	10	9	7

Revenue used for operating margin calculation, as reported	$351	$282	$255	$237	$181

Operating margin, GAAP basis	31%	27%	30%	26%	30%
Operating margin, as adjusted	36%	35%	37%	38%	38%

We believe that operating margin, as adjusted, is an effective indicator of management’s ability to, and useful to management in deciding how to, effectively employ BlackRock’s resources and, as such, provides useful disclosure to investors. The portion of the LTIP expense associated with awards to be met by the distribution to the LTIP participants of shares of BlackRock stock currently held by PNC has been excluded from operating income because, exclusive of the impact related to LTIP participants’ options, these charges will not impact BlackRock’s book value. SSRM acquisition costs consist of certain compensation costs and professional fees. Compensation cost reflected in this amount represents direct incentives related to alternative product performance fees generated in 2004 by SSRM employees, assumed in conjunction with the acquisition and settled by BlackRock with no future service requirement. Compensation expense associated with appreciation on assets related to BlackRock’s deferred compensation plans has been excluded because investment returns on these assets reported in nonoperating income results in a nominal impact on net income. We have excluded fund administration and servicing costs from the operating margin calculation because these costs fluctuate based on the discretion of a third party. Reimbursable property management compensation represents compensation and benefits paid to certain BlackRock Realty Advisors, Inc. (“Realty”) personnel. These employees are retained on Realty’s payroll when properties are acquired by Realty’s clients. The related compensation and benefits are fully reimbursed by Realty’s clients and have been excluded from revenue used for operating margin measurement, as adjusted, because they bear no economic cost to BlackRock. We have excluded the impact on operating margin of the incentive compensation recognized during the second quarter of 2004 related to the gain on the sale of BlackRock’s interest in Trepp LLC as such expense is not indicative of the ongoing level of incentive compensation for BlackRock.

(c)	Includes BlackRock Funds, BlackRock Liquidity Funds, BlackRock Closed End Funds, Short Term Investment Fund and BlackRock Global Series Funds.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

PFPC (Unaudited) (a)

Year ended Dollars in millions except as noted	December 31 2005	December 31 2004
INCOME STATEMENT
Fund servicing revenue	$879	$814
Other revenue	10

Total revenue	889	814
Operating expense	671	643
Amortization of other intangibles, net	14	3

Operating income	204	168
Debt financing	38	54
Other nonoperating income (expense) (b)	(5)	3

Pretax earnings	161	117
Income taxes	57	47

Earnings	$104	$70

PERIOD-END BALANCE SHEET
Goodwill and other intangible assets	$1,025	$1,015
Other assets	1,103	1,557

Total assets	$2,128	$2,572

Debt financing	$890	$1,050
Other liabilities	864	1,253
Shareholder’s equity	374	269

Total funds	$2,128	$2,572

PERFORMANCE RATIOS
Return on average equity	32%	30%
Operating margin (c)	23	21

SERVICING STATISTICS (at period end)
Accounting/administration net fund assets (in billions)(d)
Domestic	$754	$660
Offshore	76	61

Total	$830	$721

Asset type (in billions)
Money market	$356	$341
Equity	305	230
Fixed income	104	101
Other	65	49

Total	$830	$721

Custody fund assets (in billions)	$476	$451

Shareholder accounts (in millions)
Transfer agency	19	21
Subaccounting	43	36

Total	62	57

OTHER INFORMATION
Period-end full-time headcount	4,391	4,460

(a)	See note (a) on page 4.
(b)	Net of nonoperating expense.
(c)	Operating income divided by total revenue.
(d)	Includes alternative investment net assets serviced.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

PFPC (Unaudited) (a)

Three months ended Dollars in millions except as noted	December 31 2005	September 30 2005	June 30 2005	March 31 2005	December 31 2004
INCOME STATEMENT
Fund servicing revenue	$217	$221	$221	$220	$209
Other revenue				10

Total revenue	217	221	221	230	209
Operating expense	161	168	169	173	160
Amortization of other intangibles, net	4	3	4	3	4

Operating income	52	50	48	54	45
Debt financing	10	10	10	8	12
Other nonoperating income (expense) (b)	2		1	(8)

Pretax earnings	44	40	39	38	33
Income taxes	15	12	15	15	13

Earnings	$29	$28	$24	$23	$20

PERIOD-END BALANCE SHEET
Goodwill and other intangible assets	$1,025	$1,029	$1,009	$1,012	$1,015
Other assets	1,103	1,053	1,074	896	1,557

Total assets	$2,128	$2,082	$2,083	$1,908	$2,572

Debt financing	$890	$939	$987	$1,017	$1,050
Other liabilities	864	799	778	598	1,253
Shareholder’s equity	374	344	318	293	269

Total funds	$2,128	$2,082	$2,083	$1,908	$2,572

PERFORMANCE RATIOS
Return on average equity	32%	34%	31%	33%	31%
Operating margin (c)	24	23	22	23	22

SERVICING STATISTICS (at period end)
Accounting/administration net fund assets (in billions)(d)
Domestic	$754	$726	$699	$680	$660
Offshore	76	67	67	65	61

Total	$830	$793	$766	$745	$721

Asset type (in billions)
Money market	$356	$333	$333	$340	$341
Equity	305	284	262	245	230
Fixed income	104	114	111	107	101
Other	65	62	60	53	49

Total	$830	$793	$766	$745	$721

Custody fund assets (in billions)	$476	$475	$462	$462	$451

Shareholder accounts (in millions)
Transfer agency	19	19	20	20	21
Subaccounting	43	40	38	39	36

Total	62	59	58	59	57

OTHER INFORMATION
Period-end full-time headcount	4,391	4,457	4,599	4,549	4,460

(a)	See note (a) on page 4.
(b)	Net of nonoperating expense.
(c)	Operating income divided by total revenue.
(d)	Includes alternative investment net assets serviced.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Details of Net Interest Income, Net Interest Margin, and Trading Revenue (Unaudited)

Taxable-equivalent basis

	Quarter ended					Year ended
Net Interest Income In millions	December 31 2005	September 30 2005	June 30 2005	March 31 2005	December 31 2004	December 31 2005	December 31 2004
Interest income
Loans	$730	$721	$649	$580	$549	$2,680	$2,050
Securities available for sale and held to maturity	234	219	199	173	155	825	573
Other	83	62	60	57	45	262	149

Total interest income	1,047	1,002	908	810	749	3,767	2,772

Interest expense
Deposits	305	270	224	182	152	981	484
Borrowed funds	174	166	143	116	88	599	299

Total interest expense	479	436	367	298	240	1,580	783

Net interest income (a)	$568	$566	$541	$512	$509	$2,187	$1,989

	Quarter ended					Year ended
Net Interest Margin	December 31 2005	September 30 2005	June 30 2005	March 31 2005	December 31 2004	December 31 2005	December 31 2004
Average yields/rates
Yield on interest-earning assets
Loans	5.91%	5.75%	5.48%	5.30%	5.04%	5.66%	5.01%
Securities available for sale and held to maturity	4.49	4.29	4.21	4.10	3.85	4.28	3.61
Other	5.00	4.15	4.11	3.22	3.25	4.11	2.98
Total yield on interest-earning assets	5.44	5.23	5.03	4.79	4.59	5.16	4.48
Rate on interest-bearing liabilities
Deposits	2.58	2.33	2.05	1.80	1.52	2.21	1.28
Borrowed funds	4.23	3.79	3.48	3.09	2.76	3.70	2.39
Total rate on interest-bearing liabilities	3.01	2.73	2.44	2.15	1.82	2.61	1.56

Interest rate spread	2.43	2.50	2.59	2.64	2.77	2.55	2.92
Impact of noninterest-bearing sources	.53	.46	.41	.38	.35	.45	.30

Net interest margin	2.96%	2.96%	3.00%	3.02%	3.12%	3.00%	3.22%

	Quarter ended					Year ended
Trading Revenue (b) In millions	December 31 2005	September 30 2005	June 30 2005	March 31 2005	December 31 2004	December 31 2005	December 31 2004
Net interest income	$2	$1	$4	$2	$4	$9	$13
Noninterest income	49	47	11	50	44	157	113

Total trading revenue	$51	$48	$15	$52	$48	$166	$126

Securities underwriting and trading	$7	$2	$5	$5	$23	$19	$60
Foreign exchange	12	10	9	8	9	39	31
Financial derivatives	32	36	1	39	16	108	35

Total trading revenue	$51	$48	$15	$52	$48	$166	$126

(a)	The following is a reconciliation of net interest income as reported in the Consolidated Income Statement (GAAP basis) to net interest income on a taxable-equivalent basis:

	Quarter ended					Year ended
In millions	December 31 2005	September 30 2005	June 30 2005	March 31 2005	December 31 2004	December 31 2005	December 31 2004
Net interest income, GAAP basis	$555	$559	$534	$506	$503	$2,154	$1,969
Taxable-equivalent adjustment	13	7	7	6	6	33	20

Net interest income, taxable-equivalent basis	$568	$566	$541	$512	$509	$2,187	$1,989

(b)	See pages 18 through 21 for disclosure of average trading assets and liabilities.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Efficiency Ratios (Unaudited)

	Quarter ended					Year ended
	December 31 2005	September 30 2005	June 30 2005	March 31 2005	December 31 2004	December 31 2005	December 31 2004
GAAP and Bank Efficiency Ratios
GAAP basis efficiency ratio (a)	66%	69%	71%	68%	67%	68%	68%
Bank efficiency ratio (b)	63%	67%	69%	63%	64%	66%	63%

(a)	Calculated as noninterest expense divided by the sum of net interest income and noninterest income.
(b)	The bank efficiency ratio represents the consolidated (GAAP basis) efficiency ratio excluding the effect of BlackRock and PFPC. We believe the disclosure of this bank efficiency ratio is meaningful for investors because it provides a more relevant basis of comparison with other financial institutions that may not have significant asset management and processing businesses.

Reconciliation of GAAP amounts with amounts used in the calculation of the bank efficiency ratio:

	Quarter ended					Year ended
Dollars in millions	December 31 2005	September 30 2005	June 30 2005	March 31 2005	December 31 2004	December 31 2005	December 31 2004
PNC total revenue, GAAP basis	$1,706	$1,672	$1,459	$1,479	$1,407	$6,316	$5,532
Less: BlackRock revenue (c)	371	320	275	258	195	1,224	759
PFPC revenue (c)	209	211	212	214	197	846	763

Revenue, as adjusted	$1,126	$1,141	$972	$1,007	$1,015	$4,246	$4,010

PNC noninterest expense, GAAP basis	$1,126	$1,156	$1,036	$999	$949	$4,317	$3,735
Less: BlackRock noninterest expense	257	221	189	184	132	851	559
PFPC noninterest expense (c)	165	171	173	176	164	685	646

Noninterest expense, as adjusted	$704	$764	$674	$639	$653	$2,781	$2,530

(c)	These amounts differ from amounts included on pages 12 through 15 of this financial supplement due to the presentation on pages 12 through 15 of BlackRock revenue on a taxable-equivalent basis and classification differences related to BlackRock and PFPC. Note 13 Business Segments in our third quarter 2005 Quarterly Report on Form 10-Q provides further details on these differences.

	Quarter ended					Year ended
	December 31 2005	September 30 2005	June 30 2005	March 31 2005	December 31 2004	December 31 2005	December 31 2004
Retail Banking Efficiency Ratios
Efficiency, GAAP basis (a)	57%	60%	61%	62%	60%	60%	62%
Efficiency, as adjusted (b)	55%	58%	59%	60%	58%	58%	60%

(a)	Calculated as noninterest expense divided by the sum of net interest income and noninterest income.
(b)	Calculated by excluding the impact of Hilliard Lyons activities included within the Retail Banking business segment. Activities excluded are the principal activities of Hilliard Lyons on a management reporting basis, including client-related brokerage and trading, investment banking and investment management. Industry-wide efficiency measures for brokerage firms and asset management firms differ significantly due primarily to the highly variable compensation structure of brokerage firms. We believe the disclosure of an efficiency ratio for Retail Banking excluding the impact of these Hilliard Lyons activities is meaningful for investors as it provides a more relevant basis of comparison with other retail banking franchises.

Reconciliation of GAAP amounts with amounts used in the calculation of adjusted Retail Banking efficiency ratio:

	Quarter ended					Year ended
Dollars in millions	December 31 2005	September 30 2005	June 30 2005	March 31 2005	December 31 2004	December 31 2005	December 31 2004
Revenue, GAAP basis	$752	$737	$708	$660	$688	$2,857	$2,694
Less: Hilliard Lyons	48	50	51	49	51	198	200

Revenue, as adjusted	$704	$687	$657	$611	$637	$2,659	$2,494
Noninterest expense, GAAP basis	$431	$441	$434	$409	$412	$1,715	$1,671
Less: Hilliard Lyons	44	44	46	44	45	178	181

Noninterest expense, as adjusted	$387	$397	$388	$365	$367	$1,537	$1,490

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Average Consolidated Balance Sheet (Unaudited)

Year ended - in millions	December 31 2005	December 31 2004
Assets
Interest-earning assets
Securities available for sale and held to maturity
Securities available for sale
Mortgage-backed, asset-backed, and other debt	$11,376	$8,857
U.S. Treasury and government agencies/corporations	7,558	6,567
State and municipal	167	220
Corporate stocks and other	173	232

Total securities available for sale	19,274	15,876
Securities held to maturity	1	2

Total securities available for sale and held to maturity (a)	19,275	15,878
Loans, net of unearned income
Commercial	19,007	16,627
Commercial real estate	2,609	2,137
Consumer	16,208	14,165
Residential mortgage	6,136	4,040
Lease financing	2,944	3,470
Other	453	506

Total loans, net of unearned income (a)	47,357	40,945
Loans held for sale	2,301	1,636
Federal funds sold and resale agreements	985	1,670
Other	3,083	1,692

Total interest-earning assets	73,001	61,821
Noninterest-earning assets
Allowance for loan and lease losses	(632)	(608)
Cash and due from banks	3,164	2,895
Other assets	13,015	11,158

Total assets (a)	$88,548	$75,266

Supplemental Average Balance Sheet Information
Loans excluding conduit	$45,691	$39,058
Market Street Funding Corporation conduit (a)	1,666	1,887

Total loans (a)	$47,357	$40,945

Trading Assets
Securities (b)	$1,850	$871
Resale agreements (c)	663	166
Financial derivatives (d)	772	605

Total trading assets	$3,285	$1,642

(a)	We deconsolidated Market Street from our Consolidated Balance Sheet in October 2005. Assets and liabilities of Market Street, consisting primarily of securities, loans, and commercial paper, are not reflected in our Average Consolidated Balance Sheet after October 17, 2005.
(b)	Included in “Interest-earning assets-Other” above.
(c)	Included in “Federal funds sold and resale agreements” above.
(d)	Included in “Noninterest-earning assets-Other assets” above.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 19

Average Consolidated Balance Sheet (Unaudited) (Continued)

Year ended - in millions	December 31 2005	December 31 2004
Liabilities, Minority and Noncontrolling Interests, and Shareholders’ Equity
Interest-bearing liabilities
Interest-bearing deposits
Money market	$17,930	$15,964
Demand	8,224	7,902
Savings	2,645	2,684
Retail certificates of deposit	11,623	9,075
Other time	1,559	686
Time deposits in foreign offices	2,347	1,371

Total interest-bearing deposits	44,328	37,682
Borrowed funds
Federal funds purchased	2,098	1,957
Repurchase agreements	2,189	1,433
Bank notes and senior debt	3,198	2,687
Subordinated debt	4,044	3,506
Commercial paper (a)	2,223	1,887
Other borrowed funds	2,447	1,045

Total borrowed funds	16,199	12,515

Total interest-bearing liabilities	60,527	50,197
Noninterest-bearing liabilities, minority and noncontrolling interests, and shareholders’ equity
Demand and other noninterest-bearing deposits	13,309	12,015
Allowance for unfunded loan commitments and letters of credit	80	90
Accrued expenses and other liabilities	6,098	5,389
Minority and noncontrolling interests in consolidated entities	542	455
Shareholders’ equity	7,992	7,120

Total liabilities, minority and noncontrolling interests, and shareholders’ equity	$88,548	$75,266

Supplemental Average Balance Sheet Information
Interest-bearing deposits	$44,328	$37,682
Demand and other noninterest-bearing deposits	13,309	12,015

Total deposits	$57,637	$49,697
Transaction deposits	$39,463	$35,881
Market Street Funding Corporation commercial paper (a)	$1,837	$1,887
Common shareholders’ equity	$7,984	$7,112

Trading Liabilities
Securities sold short (b)	$993	$275
Repurchase agreements and other borrowings (c)	1,044	249
Financial derivatives (d)	825	594

Total trading liabilities	$2,862	$1,118

(a)	See note (a) on page 18.
(b)	Included in “Borrowed funds-Other” above.
(c)	Included in “Borrowed funds-Repurchase agreements” and “Borrowed funds-Other” above.
(d)	Included in “Accrued expenses and other liabilities” above.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 20

Average Consolidated Balance Sheet (Unaudited)

Three months ended - in millions	December 31 2005	September 30 2005	June 30 2005	March 31 2005	December 31 2004
Assets
Interest-earning assets
Securities available for sale and held to maturity
Securities available for sale
Mortgage-backed, asset-backed, and other debt	$12,541	$12,154	$11,138	$9,631	$8,846
U.S. Treasury and government agencies/corporations	7,952	7,960	7,406	6,897	6,895
State and municipal	161	167	171	172	175
Corporate stocks and other	163	167	190	172	188

Total securities available for sale	20,817	20,448	18,905	16,872	16,104
Securities held to maturity			1		1

Total securities available for sale and held to maturity (a)	20,817	20,448	18,906	16,872	16,105
Loans, net of unearned income
Commercial	19,130	19,685	19,259	17,935	17,312
Commercial real estate	2,983	2,947	2,478	2,015	2,080
Consumer	16,310	16,673	16,195	15,641	15,280
Residential mortgage	7,175	6,739	5,742	4,855	4,683
Lease financing	2,821	2,937	2,978	3,041	3,216
Other	364	469	484	495	502

Total loans, net of unearned income (a)	48,783	49,450	47,136	43,982	43,073
Loans held for sale	2,715	2,390	2,152	1,941	1,771
Federal funds sold and resale agreements	643	423	649	2,249	1,274
Other	3,248	3,046	3,098	2,937	2,302

Total interest-earning assets	76,206	75,757	71,941	67,981	64,525
Noninterest-earning assets
Allowance for loan and lease losses	(628)	(634)	(655)	(611)	(582)
Cash and due from banks	3,325	3,233	3,106	2,987	3,038
Other assets	13,167	12,720	13,167	13,005	11,791

Total assets (a)	$92,070	$91,076	$87,559	$83,362	$78,772

Supplemental Average Balance Sheet Information
Loans excluding conduit	$48,353	$47,351	$45,097	$41,871	$41,121
Market Street Funding Corporation conduit (a)	430	2,099	2,039	2,111	1,952

Total loans (a)	$48,783	$49,450	$47,136	$43,982	$43,073

Trading Assets
Securities (b)	$1,852	$1,734	$1,932	$1,883	$1,348
Resale agreements (c)	593	411	411	1,249	184
Financial derivatives (d)	849	695	864	679	668

Total trading assets	$3,294	$2,840	$3,207	$3,811	$2,200

(a)	See note (a) on page 18. The deconsolidation of Market Street affected the following loan categories: commercial, consumer, lease financing and other.
(b)	Included in “Interest-earning assets-Other” above.
(c)	Included in “Federal funds sold and resale agreements” above.
(d)	Included in “Noninterest-earning assets-Other assets” above.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 21

Average Consolidated Balance Sheet (Unaudited) (Continued)

Three months ended - in millions	December 31 2005	September 30 2005	June 30 2005	March 31 2005	December 31 2004
Liabilities, Minority and Noncontrolling Interests, and Shareholders’ Equity
Interest-bearing liabilities
Interest-bearing deposits
Money market	$19,194	$18,447	$17,482	$16,562	$16,328
Demand	8,378	8,343	8,205	7,965	7,999
Savings	2,377	2,589	2,787	2,831	2,819
Retail certificates of deposit	12,804	12,143	11,215	10,296	9,761
Other time	1,527	2,306	1,484	902	892
Time deposits in foreign offices	2,482	2,061	2,477	2,373	1,628

Total interest-bearing deposits	46,762	45,889	43,650	40,929	39,427
Borrowed funds
Federal funds purchased	2,518	1,704	2,506	1,659	1,676
Repurchase agreements	1,915	2,137	2,405	2,306	1,906
Bank notes and senior debt	3,558	3,271	3,288	2,663	2,535
Subordinated debt	4,438	3,996	3,826	3,911	3,476
Commercial paper (a)	798	3,316	2,438	2,344	1,947
Other borrowed funds	2,960	2,790	1,867	2,159	1,070

Total borrowed funds	16,187	17,214	16,330	15,042	12,610

Total interest-bearing liabilities	62,949	63,103	59,980	55,971	52,037
Noninterest-bearing liabilities, minority and noncontrolling interests, and shareholders’ equity
Demand and other noninterest-bearing deposits	14,057	13,738	12,987	12,432	12,539
Allowance for unfunded loan commitments and letters of credit	80	84	78	76	96
Accrued expenses and other liabilities	6,049	5,408	6,095	6,856	6,283
Minority and noncontrolling interests in consolidated entities	599	518	526	527	501
Shareholders’ equity	8,336	8,225	7,893	7,500	7,316

Total liabilities, minority and noncontrolling interests, and shareholders’ equity	$92,070	$91,076	$87,559	$83,362	$78,772

Supplemental Average Balance Sheet Information
Interest-bearing deposits	$46,762	$45,889	$43,650	$40,929	$39,427
Demand and other noninterest-bearing deposits	14,057	13,738	12,987	12,432	12,539

Total deposits	$60,819	$59,627	$56,637	$53,361	$51,966
Transaction deposits	$41,629	$40,528	$38,674	$36,959	$36,866
Market Street Funding Corporation commercial paper (a)	$514	$2,553	$2,167	$2,125	$1,947
Common shareholders’ equity	$8,328	$8,217	$7,885	$7,492	$7,308

Trading Liabilities
Securities sold short (b)	$961	$806	$750	$1,462	$401
Repurchase agreements and other borrowings (c)	985	933	1,078	1,185	479
Financial derivatives (d)	908	814	909	667	664

Total trading liabilities	$2,854	$2,553	$2,737	$3,314	$1,544

(a)	See note (a) on page 18.
(b)	Included in “Borrowed funds-Other” above.
(c)	Included in “Borrowed funds-Repurchase agreements” and “Borrowed funds-Other” above.
(d)	Included in “Accrued expenses and other liabilities” above.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 22

Details of Loans and Lending Statistics (Unaudited)

Loans

Period ended - in millions	December 31 2005	September 30 2005	June 30 2005	March 31 2005	December 31 2004
Commercial
Retail/wholesale	$4,854	$5,114	$5,295	$5,236	$4,961
Manufacturing	4,045	4,321	4,498	4,327	3,944
Other service providers	1,986	2,173	2,198	1,820	1,787
Real estate related	2,577	2,492	2,520	2,179	2,104
Financial services	1,438	1,297	1,374	1,308	1,145
Health care	616	608	671	560	560
Other	3,809	4,098	3,447	3,043	2,937

Total commercial	19,325	20,103	20,003	18,473	17,438

Commercial real estate
Real estate projects	2,244	2,147	2,030	1,404	1,460
Mortgage	918	779	806	521	520

Total commercial real estate	3,162	2,926	2,836	1,925	1,980

Equipment lease financing	3,628	3,721	3,668	3,719	3,907

Total commercial lending	26,115	26,750	26,507	24,117	23,325

Consumer
Home equity	13,790	13,722	13,531	12,968	12,734
Automobile	938	931	874	854	836
Other	1,445	2,232	2,165	1,953	2,036

Total consumer	16,173	16,885	16,570	15,775	15,606

Residential mortgage	7,307	7,156	6,508	5,007	4,772
Vehicle lease financing		101	124	158	189
Other	341	474	455	489	505
Unearned income	(835)	(856)	(847)	(872)	(902)

Total, net of unearned income (a)	$49,101	$50,510	$49,317	$44,674	$43,495

Supplemental Loan Information
Loans excluding conduit	$49,101	$47,889	$47,125	$42,479	$41,243
Market Street Funding Corporation conduit (a)		2,621	2,192	2,195	2,252

Total loans (a)	$49,101	$50,510	$49,317	$44,674	$43,495

	December 31 2005	December 31 2004
Commercial Lending Exposure (b)(c)
Investment grade or equivalent	46%	47%
Non-investment grade
$50 million or greater	2%	2%
All other non-investment grade	52%	51%

Total	100%	100%

(a)	See note (a) on page 18.
(b)	Includes all commercial loans in the Retail Banking and Corporate & Institutional Banking business segments other than the loans of Market Street. The facilities extended by Market Street represent pools of granular obligations, structured to avoid excessive concentration of credit risk such that they attract an investment grade rating. We deconsolidated Market Street from our Consolidated Balance Sheet effective October 17, 2005.
(c)	Exposure represents the sum of all loans, leases, commitments and letters of credit.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 23

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit and

Net Unfunded Commitments (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended - in millions	December 31 2005	September 30 2005	June 30 2005	March 31 2005	December 31 2004
Beginning balance	$634	$628	$600	$607	$581
Charge-offs
Commercial	(8)	(16)	(16)	(12)	(15)
Commercial real estate	(1)
Equipment lease financing	(29)				(1)
Consumer	(12)	(12)	(11)	(10)	(11)
Residential mortgage	(1)		(1)

Total charge-offs	(51)	(28)	(28)	(22)	(27)
Recoveries
Commercial (a)	6	8	62	6	9
Commercial real estate		1
Equipment lease financing			1		1
Consumer	4	4	3	4	3
Residential mortgage

Total recoveries (a)	10	13	66	10	13
Net recoveries (charge-offs)
Commercial (a)	(2)	(8)	46	(6)	(6)
Commercial real estate	(1)	1
Equipment lease financing	(29)		1
Consumer	(8)	(8)	(8)	(6)	(8)
Residential mortgage	(1)		(1)

Total net recoveries (charge-offs) (a)	(41)	(15)	38	(12)	(14)
Provision for (recoveries of) credit losses	24	16	(27)	8	19
Acquired allowance - Riggs			23
Net change in allowance for unfunded loan commitments and letters of credit	(21)	5	(6)	(3)	21

Ending balance	$596	$634	$628	$600	$607

Supplemental Information
Commercial lending net recoveries (charge-offs) (a) (b)	$(32)	$(7)	$47	$(6)	$(6)
Consumer lending net recoveries (charge-offs) (c)	(9)	(8)	(9)	(6)	(8)

Total net recoveries (charge-offs) (a)	$(41)	$(15)	$38	$(12)	$(14)
Net charge-offs to average loans
Commercial lending	.51%	.11%	(.73)%	.11%	.11%
Consumer lending	.15	.14	.15	.14	.16

(a)	Second quarter 2005 amounts reflect the impact of a $53 million loan recovery during that period.
(b)	Includes commercial, commercial real estate and equipment lease financing.
(c)	Includes consumer and residential mortgage.

Change in Allowance for Unfunded Loan Commitments and Letters of Credit

Three months ended - in millions	December 31 2005	September 30 2005	June 30 2005	March 31 2005	December 31 2004
Beginning balance	$79	$84	$78	$75	$96
Net change in allowance for unfunded loan commitments and letters of credit	21	(5)	6	3	(21)

Ending balance	$100	$79	$84	$78	$75

Net Unfunded Commitments

In millions	December 31 2005	September 30 2005	June 30 2005	March 31 2005	December 31 2004
Net unfunded commitments (d)	$40,178	$35,261	$33,925	$30,237	$30,306

(d)	Balance at December 31, 2005 reflects the deconsolidation of Market Street from our Consolidated Balance Sheet effective October 17, 2005. Amounts related to Market Street are now considered third party net unfunded commitments.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 24

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

Period ended - in millions	December 31 2005	September 30 2005	June 30 2005	March 31 2005	December 31 2004
Nonaccrual loans
Commercial	$134	$86	$88	$83	$89
Commercial real estate	14	11	11	11	14
Equipment lease financing	17	3	4	5	5
Consumer	10	11	10	13	11
Residential mortgage	15	16	19	19	21

Total nonaccrual loans	190	127	132	131	140
Troubled debt restructured loan					3

Total nonperforming loans	190	127	132	131	143
Nonperforming loans held for sale (a)	1	1	2	2	3

Foreclosed and other assets
Equipment lease financing	13	13	13	13	14
Residential mortgage	9	11	13	11	10
Other	3	4	4	5	5

Total foreclosed and other assets	25	28	30	29	29

Total nonperforming assets (b)	$216	$156	$164	$162	$175

Nonperforming loans to total loans	.39%	.25%	.27%	.29%	.33%
Nonperforming assets to total loans, loans held for sale and foreclosed assets	.42	.29	.32	.35	.39
Nonperforming assets to total assets	.23	.17	.18	.19	.22

(a) Includes troubled debt restructured loans held for sale.	$1	$1	$2	$2	$2
(b) Excludes equity management assets carried at estimated fair value (December 31, 2005, September 30, 2005, June 30, 2005, March 31, 2005, and December 31, 2004 amounts include troubled debt restructured assets of $7 million, $16 million, $15 million, $10 million, and $11 million, respectively).	$25	$27	$31	$33	$32

Change in Nonperforming Assets

In millions	Year ended
January 1, 2005	$175
Transferred from accrual	340
Returned to performing	(10)
Principal reductions and payoffs	(183)
Asset sales	(16)
Charge-offs and valuation adjustments	(90)

December 31, 2005	$216

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 25

Details of Nonperforming Assets (Unaudited) (Continued)

Nonperforming Assets by Business

Period ended - in millions	December 31 2005	September 30 2005	June 30 2005	March 31 2005	December 31 2004
Retail Banking
Nonperforming loans	$81	$78	$74	$83	$89
Foreclosed and other assets	9	9	10	10	11

Total	$90	$87	$84	$93	$100

Corporate & Institutional Banking
Nonperforming loans	$108	$48	$57	$46	$51
Nonperforming loans held for sale	1	1	2	2	3
Foreclosed and other assets	15	18	18	17	17

Total	$124	$67	$77	$65	$71

Other (a)
Nonperforming loans	$1	$1	$1	$2	$3
Foreclosed and other assets	1	1	2	2	1

Total	$2	$2	$3	$4	$4

Consolidated Totals
Nonperforming loans	$190	$127	$132	$131	$143
Nonperforming loans held for sale	1	1	2	2	3
Foreclosed and other assets	25	28	30	29	29

Total	$216	$156	$164	$162	$175

Largest Nonperforming Assets at December 31, 2005 - in millions (b)

Ranking	Outstandings	Industry
1	$20	Food and Beverage Mfg.
2	18	Auto and Other Transportation
3	13	Air Transportation
4	13	Air Transportation
5	12	Computer and Electronic Mfg.
6	10	Fabricated Metal Mfg.
7	6	Real Estate
8	5	Professional and Support Services
9	4	Auto and Other Transportation
10	4	Construction

Total	$105

As a percent of nonperforming assets	49%

(a)	Represents residential mortgages related to PNC’s asset and liability management function.
(b)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

Glossary of Terms

Accounting/administration net fund assets - Net domestic and foreign fund investment assets for which we provide accounting and administration services. We do not include these assets on our Consolidated Balance Sheet.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on available-for-sale debt securities, less goodwill and certain other intangible assets.

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Charge-off - Process of removing a loan or portion of a loan from a bank’s balance sheet because the loan is considered uncollectible. A charge-off is also recorded when a loan is transferred to held for sale and the loan’s market value is less than its carrying amount.

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Custody fund assets - All investment assets held on behalf of clients under safekeeping arrangements. We do not include these assets on our Consolidated Balance Sheet. Investment assets held in custody at other institutions on our behalf are included in the appropriate asset categories on the Consolidated Balance Sheet as if physically held by us.

Derivatives - Financial contracts whose value is derived from publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including forward contracts, futures, options and swaps.

Duration of equity – An estimate of the rate sensitivity of a firm’s economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., vulnerable to rising rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate interest income, which include: federal funds sold; resale agreements; other short-term investments, including trading securities; loans held for sale; loans, net of unearned income; securities; and certain other assets.

Economic capital - Represents the amount of resources that a business segment should hold to guard against potentially large losses that could cause insolvency. It is based on a measurement of economic risk, as opposed to risk as defined by regulatory bodies or generally accepted accounting principles. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with an institution’s target credit rating. As such, economic risk serves as a “common currency” of risk that allows an institution to compare different risks on a similar basis.

Economic value of equity (“EVE”) - The present value of the expected cash flows of our existing assets less the present value of the expected cash flows of our existing liabilities, plus the present value of the net cash flows of our existing off-balance sheet positions.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off-balance sheet positions.

Efficiency - Noninterest expense divided by the sum of net interest income and noninterest income.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of business segments. These balances are assigned funding rates that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures, using the least-cost funding sources available.

GAAP – Accounting principles generally accepted in the United States of America.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a non-discretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Noninterest income to total revenue - Noninterest income divided by the sum of net interest income and noninterest income.

Nonperforming assets - Nonperforming assets include nonaccrual loans, troubled debt restructured loans, nonaccrual loans held for sale, and foreclosed and other assets. Interest income does not accrue on assets classified as nonperforming.

Nonperforming loans - Nonperforming loans include loans to commercial, lease financing, consumer, commercial real estate and residential mortgage customers as well as troubled debt restructured loans. Nonperforming loans do not include nonaccrual loans held for sale or foreclosed and other assets. Interest income does not accrue on loans classified as nonperforming.

Operating leverage – The period to period percentage change in total revenue less the percentage change in noninterest expense. A positive percentage indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative percentage implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Recovery - Cash proceeds received on a loan that had previously been charged off. The amount received is credited to the allowance for loan and lease losses.

Return on average capital - Annualized net income divided by average capital.

Return on average assets - Annualized net income divided by average assets.

Return on average common equity - Annualized net income divided by average common shareholders’ equity.

Risk-weighted assets - Primarily computed by the assignment of specific risk-weights (as defined by The Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Tangible common capital ratio - Common shareholders’ equity less goodwill and other intangible assets (excluding mortgage servicing rights) divided by assets less goodwill and other intangible assets (excluding mortgage servicing rights).

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than a taxable investment. To provide more meaningful comparisons of yields and margins for all earning assets, the interest income earned on tax-exempt assets is increased to make it fully equivalent to interest income on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 risk-based capital - Tier 1 risk-based capital equals: total shareholders’ equity, plus trust preferred capital securities, plus certain minority interests that are held by others; less goodwill and certain other intangible assets, less equity investments in nonfinancial companies and less net unrealized holding losses on available-for-sale equity securities. Net unrealized holding gains on available-for-sale equity securities, net unrealized holding gains (losses) on available-for-sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for tier 1 risk-based capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total fund assets serviced - Total domestic and offshore fund investment assets for which we provide related processing services. We do not include these assets on our Consolidated Balance Sheet.

Total risk-based capital - Tier 1 risk-based capital plus qualifying senior and subordinated debt, other minority interest not qualified as tier 1, and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.

Transaction deposits - The sum of money market and interest-bearing demand deposits and demand and other noninterest-bearing deposits.

Yield curve (shape of the yield curve, flat yield curve) - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds.

Business Segment Products and Services

Retail Banking provides deposit, lending, brokerage, trust, investment management and cash management services to approximately 2.5 million consumer and small business customers. Our customers are serviced through 839 offices in our branch network, the call center located in Pittsburgh and the Internet – www.pncbank.com. The branch network is located mainly in Pennsylvania, New Jersey, Ohio, Kentucky, Delaware and the Greater Washington, D.C. area, including Virginia and Maryland. Brokerage services are provided through PNC Investments, LLC and J.J.B. Hilliard, W.L. Lyons, Inc. Retail Banking also serves as investment manager and trustee for employee benefit plans and charitable and endowment assets and provides nondiscretionary defined contribution plan services and investment options through its Vested Interest® product. These services are provided to individuals and corporations primarily within our primary geographic markets.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized corporations, government entities and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets-related products include foreign exchange, derivatives, loan syndications and securities underwriting and distribution. It also provides commercial loan servicing, real estate advisory and technology solutions for the commercial real estate finance industry and provides mergers and acquisitions advisory and related services to middle-market companies. Corporate & Institutional Banking provides products and services generally within PNC’s primary geographic markets and provides certain products and services nationally.

BlackRock is one of the largest publicly traded investment management firms in the United States. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of equity, fixed income, cash management and alternative investment products. Mutual funds include the flagship fund families BlackRock Funds and BlackRock Liquidity Funds (formerly BlackRock Provident Institutional Funds). In addition, BlackRock provides risk management, investment system outsourcing and financial advisory services to institutional investors.

PFPC is among the largest providers of mutual fund transfer agency and accounting and administration services in the United States. PFPC offers a wide range of fund processing services to the investment management industry, and provides processing solutions to the international marketplace through its Ireland and Luxembourg operations.